For Immediate Release Contact:
Debi Ethridge Vice President, Finance & Investor Relations dethridge@lodgian.com	Jerry Daly or Carol McCune Daly Gray Public Relations (Media) jerry@dalygray.com

(404) 365-2719	(703) 435-6293

Lodgian Reports First Quarter 2005 Results

ATLANTA, Ga., May 5, 2005—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reported results for the first quarter ended March 31, 2005. Results were heavily impacted by renovations and two hotels that remain closed due to hurricane damage.

	1Q	1Q	%
	2005*	2004*	Change
Rooms revenue — Continuing Operations	$54.5	$56.1	-2.8%
Total revenue — Continuing Operations	$71.9	$75.0	-4.2%
Loss from continuing operations	$(6.0)	$(5.9)	0.0%
Loss from discontinued operations	$(1.1)	$(1.1)	0.3%
Net loss attributable to common stock	$(7.1)	$(7.1)	0.0%
Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations (a non-GAAP measure)	$7.5	$13.1	-42.3%
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$9.4	$13.3	-29.0%

*In millions

Continuing Operations include two hotels in Florida that were closed during the 2005 first quarter due to hurricane damage.

Adjusted EBITDA is EBITDA excluding the effects of certain charges, such as pre-emergence reorganization expenses, post-emergence Chapter 11 expenses included in corporate and other on the company’s consolidated statement of operations, impairment losses and casualty losses for damage caused to properties by hurricanes.

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In the 2005 first quarter, revenues decreased 4.2 percent primarily due to the on-going closure and restoration of two Florida hotels, the Crowne Plaza West Palm Beach and the Holiday Inn Melbourne (which together had $4.8 million of revenue in the 2004 first quarter); total revenue displacement of $0.1 million related to renovations at three other hurricane-damaged hotels; and total revenue displacement of at least $1.1 million at eight other hotels undergoing renovation during the period. Total revenue displacement due to hurricane-related damage and significant renovations at other hotels was approximately $6 million for the 2005 first quarter.

Net loss from continuing operations was $6.0 million for the 2005 first quarter, compared to a net loss of $5.9 million in the previous year. Net loss attributable to common shares was $7.1 million in both quarters. During the 2004 first quarter, the two closed hotels had combined net income of $0.9 million.

EBITDA from continuing operations declined to $7.5 million, which included $1.9 million of hurricane damage, impairment losses and reorganization-related charges, down from $13.1 million in the same period a year earlier, which included $0.2 million in reorganization-related charges. During the 2005 first quarter, the two closed hotels had combined negative EBITDA of $0.7 million, a reduction of $2.1 million from the 2004 first quarter.

Hurricane Damage and Renovation Program Update

“We are making substantial headway in repairing our hurricane damaged hotels, as well as with our on-going renovation program at our core hotels,” said W. Thomas Parrington, president and chief executive officer. “Six of the eight hurricane-damaged properties are now

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fully operational, including three where repairs and renovations were completed in the 2005 first quarter. Major renovations at 13 properties were completed in 2004 and 33 have now been completed since we began our renovation program in 2002.

“We expect to complete another 5 hotel renovations in the second quarter and 9 additional properties by year-end,” he said. “Our two Florida properties that were particularly hard-hit by the hurricanes are expected to re-open in the third or fourth quarter. By year-end, approximately 65 percent of our continuing operations hotels will have completed major upgrades.”

Impact of Displaced Revenues

First quarter 2005 results were impacted significantly by hurricane-related damage sustained primarily at two of the company’s Florida hotels that remain closed. On a combined basis, these two hotels had a 2005 first quarter net loss of $1.0 million and negative EBITDA of $0.7 million, compared to net income of $0.9 million and EBITDA of $1.4 million for the first quarter of 2004.

The company has submitted business interruption claims for the two closed hotels for the 2005 first quarter totaling $3.2 million. For the period September through December 2004, the company filed business interruption claims in the amount of $2.1 million for these two properties, of which it expects to recover at least $1.7 million. The recovery of any portion of these claims is not reflected in the 2004 full year or 2005 first quarter financial results as these claims are subject to negotiation with the company’s insurance carriers. The recovery from the

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claims will be reported in the quarter in which the proceeds are received or the claims are settled with the insurance carriers.

The company recognizes expenses related to hurricane-damage repairs as these expenses are incurred. To date since the storms occurred, the company has incurred $1.9 million in hurricane clean-up and repair costs, written off damaged assets with a net book value of $3.7 million, and recorded $3.2 million as an insurance receivable to cover a portion of these repairs and asset replacements, net of insurance deductibles, which resulted in a net casualty loss of $2.4 million. The company’s proceeds for the hurricane losses will be reduced by the aggregate deductible of $3.0 million on five of its hotels, plus an as-yet-to-be-determined amount for repairs and upgrades not covered by insurance.

The company also was impacted by displacement of at least $1.1 million of room revenue due to major renovations occurring at eight hotels in the 2005 first quarter. Lodgian spent $11.4 million for renovations in the 2005 first quarter and expects to invest an additional $33.8 million for the remainder of the year. These investments exclude committed hurricane repair capital expenditures of $43.7 million, much of which the company anticipates will be covered by insurance proceeds.

Operating Results

Revenue per available room (RevPAR) increased 4.5 percent for the company’s 73 continuing operations hotels that were open in both quarters. Excluding hotels under major renovation in either period, RevPAR improved 5.4 percent.

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RevPAR for the 73 hotels was fueled by a 5.9 percent increase in average daily room rate (ADR), partially offset by a 1.3 percent decline in occupancy. “Each of our three operating regions reported improved RevPAR,” Parrington said. “What is particularly gratifying are improving operating results at the hotels that have completed their renovation program. Our properties under the Marriott and Hilton families of brands showed strong improvement, with RevPAR up 9.0 percent and 11.8 percent, respectively, for the 20 hotels, most of which have completed renovation programs. We expect the second quarter to continue to be impacted negatively by our renovation program, which will become less of an issue in the second half.”

Disposition Program

Lodgian sold three hotels in the 2005 first quarter and applied the $9.0 million in net proceeds to pay down mortgage debt. Since the company announced its disposition program, Lodgian has sold 15 hotels, two parcels of land and an office building.

In January, the company identified three additional hotel assets to include in its disposition program. Lodgian currently is marketing seven hotels and one land parcel for sale. The company will from time to time continue to dispose of properties that no longer meet the company’s long-term growth strategy.

Outlook

The company’s guidance is based on the 75 hotels reported in continuing operations less the two Florida hotels that sustained heavy hurricane damage and will not reopen until the third or fourth quarter.

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The company expects 2005 net income from the 73 hotels to be $0 to $3 million and Adjusted EBITDA to be $60 million to $62 million on total revenues of $315 million to $325 million. RevPAR is expected to increase 6 to 7 percent, net of renovation displacement. These estimates reflect the absorption of significant revenue displacement from renovations in the first and second quarters and smaller amounts in the third and fourth quarters.

The West Palm Beach and Melbourne hotels had Adjusted EBITDA of $3.2 million for the twelve months ended June 30, 2004, prior to being damaged. To date, the company has not recorded any business interruption insurance proceeds for 2004 or 2005. The company expects to receive at least $1.7 million in business interruption proceeds for 2004 and has filed additional claims for 2005. Proceeds will be recorded as received or as claims are settled with the insurance carriers, and are not included in Adjusted EBITDA guidance.

Lodgian’s guidance assumes no acquisitions during 2005 and that no additional hotels are transferred to discontinued operations.

“We expect the second quarter to continue to be heavily impacted by rooms displaced by the hurricane-related damage and our renovation program,” he said. “We expect to see the fruits of these programs beginning in the later part of the year, when all of the renovations are complete and our hotels are running at full strength again. We are very optimistic about the second half of 2005 and look forward to a full recovery in 2006.”

Non-GAAP Financial Measures

The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.

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EBITDA, Adjusted EBITDA and Displacement

EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.

The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as pre-emergence reorganization expenses, post-emergence Chapter 11 expenses included in corporate and other on the company’s consolidated statement of operations, impairment losses and casualty losses for damage caused to Lodgian’s properties by the hurricanes that struck the southeastern United States in the 2004 third quarter.

Displacement refers to lost revenue and profit due to rooms out of order resulting from renovation or hurricane repairs. The displaced revenue figures cited are only for the “hard” displacement that is documented when a hotel has sold all available rooms and denies additional reservations due to rooms out of order. The company feels this method is conservative, as it does not account for the “soft” displacement associated with a renovation; for example, guests who depart earlier than planned due to the disruption caused by the renovation work, the local customers or frequent guests who may choose an alternative hotel during the renovation, or local groups that may not solicit the hotel to house their groups during renovations.

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About Lodgian

Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 83 hotels with 15,681 rooms located in 31 states and Canada. Of the company’s 83-hotel portfolio, 55 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express) 16 are Marriott brands (Courtyard by Marriott, Fairfield Inn, SpringHill Suites and Residence Inn), and nine are affiliated with four other nationally recognized hospitality franchises such as Hilton and Carlson (Radisson and Park Inn). Three hotels are independent, unbranded properties. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.

Forward-Looking Statements

This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2005		December 31, 2004
	(Unaudited in thousands, except share data)
ASSETS
Current assets:
	$
Cash and cash equivalents		21,537	$36,234
Cash, restricted		12,315	9,840
Accounts receivable (net of allowances: 2005 - $713; 2004 - $684)		10,613	7,967
Insurance receivable		3,225	3,280
Inventories		6,344	6,293
Prepaid expenses and other current assets		19,246	17,232
Assets held for sale		31,514	30,528

Total current assets		104,794	111,374
Property and equipment, net		572,278	569,371
Deposits for capital expenditures		39,522	34,787
Other assets		7,251	7,775

	$
		723,845	$723,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
	$
Accounts payable		11,765	$10,957
Other accrued liabilities		34,621	31,475
Advance deposits		2,968	1,638
Insurance advances		17,834	2,000
Current portion of long-term liabilities		22,766	25,290
Liabilities related to assets held for sale		28,029	30,541

Total current liabilities		117,983	101,901
Long-term liabilities		383,935	393,143

Total liabilities		501,918	495,044
Minority interests		1,484	1,629
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized;
24,579,055 issued at March 31, 2005 and December 31, 2004		246	246
Additional paid-in capital		306,906	306,943
Unearned stock compensation		(258)	(315)
Accumulated deficit		(89,026)	(81,941)
Accumulated other comprehensive income		2,651	1,777
Treasury stock, at cost, 7,211 shares at March 31, 2005
and December 31, 2004		(76)	(76)
Total stockholders’ equity		220,443	226,634

	$
		723,845	$723,307

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31, 2005	March 31, 2004
	(Unaudited in thousands, except per share data)
Revenues:
Rooms	$54,461	$56,050
Food and beverage	14,901	16,227
Other	2,492	2,701

	71,854	74,978

Operating expenses:
Direct:
Rooms	15,494	15,457
Food and beverage	10,982	11,289
Other	1,930	1,931
	28,406	28,677

	43,448	46,301
Other operating expenses:
Other hotel operating costs	23,900	23,194
Property and other taxes, insurance, and leases	5,690	5,561
Corporate and other	4,658	4,335
Casualty losses	104	—
Depreciation and amortization	6,658	6,671
Impairment of long-lived assets	1,655	—
Other operating expenses	42,665	39,761

	783	6,540
Other income (expenses):
Interest income and other	171	43
Interest expense and other financing costs:
Preferred stock dividend	—	(4,285)
Interest expense	(6,983)	(8,024)

Loss before income taxes and minority interests	(6,029)	(5,726)
Provision for income taxes — continuing operations	(67)	(76)
Minority interests (net of taxes, nil)	145	(147)

Loss from continuing operations	(5,951)	(5,949)

Discontinued operations:
Loss from discontinued operations before income taxes	(1,134)	(1,137)
Income tax benefit	—	—

Loss from discontinued operations	(1,134)	(1,137)

Net loss attributable to common stock	$(7,085)	$(7,086)

Basic and diluted loss per common share:
Net loss attributable to common stock	$(0.29)	$(3.04)

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Loss from Continuing Operations (a GAAP measure)

	2005	2004
	First Quarter	First Quarter

($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(5,951)	$(5,949)
Depreciation and amortization	6,658	6,671
Interest income	(220)	(48)
Interest expense	6,983	8,024
Preferred stock dividends	—	4,285
Provision (benefit for income taxes — continuing operations)	68	75
EBITDA	$7,537	$13,058

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate	$110	$195
and other on consolidated statement of operations
Impairment loss	1,655	—
Casualty losses for damage caused to our properties by the	104	—
hurricanes that hit the Southeastern United States in the third quarter 2004
Adjusted EBITDA	$9,407	$13,253

West Palm Beach and Melbourne:
(Loss) income from continuing operations	$(1,028)	$875
Depreciation and amortization	177	315
Interest income	(3)	(2)
Interest expense	188	225
Preferred stock dividends	—	—
Provision (benefit for income taxes — continuing operations)	—	—
EBITDA	$(666)	$1,413

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate	—	—
and other on consolidated statement of operations
Impairment loss	—	—
Casualty losses for damage caused to our properties by the	100	—
hurricanes that hit the Southeastern United States in the third quarter 2004
Adjusted EBITDA	$(566)	$1,413

Continuing operations excluding West Palm Beach and Melbourne:
(Loss) income from continuing operations	$(4,923)	$(6,824)
Depreciation and amortization	6,481	6,355
Interest income	(217)	(46)
Interest expense	6,795	7,799
Preferred stock dividends	—	4,285
Provision (benefit for income taxes — continuing operations)	68	75
EBITDA	$8,204	$11,645

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate	110	195
and other on consolidated statement of operations
Impairment loss	1,655	—
Casualty losses for damage caused to our properties by the	4	—
hurricanes that hit the Southeastern United States in the third quarter 2004
Adjusted EBITDA	$9,973	$11,840

Lodgian 1st Quarter 2005
Supplemental Operating Information

Hotel	Room		Three Months Ended		Increase/
Count	Count		March 31, 2005	March 31, 2004	Decrease
75	13,478	All Continuing Operations
		Occupancy	58.5%	60.2%		(2.7)%
		ADR	$79.73	$76.56	$3.17	4.1%
		RevPAR	$46.68	$46.06	$0.62	1.3%
		Continuing Operations
		less two hotels closed
73	12,964	due to hurricane damage
		Occupancy	58.5%	59.3%		(1.3)%
		ADR	$79.74	$75.32	$4.42	5.9%
		RevPAR	$46.68	$44.67	$2.01	4.5%
		RevPAR index	100.4%	101.8%	(1.4)	(1.4)%
		Continuing Operations
	less two hotels closed
		due to hurricane damage
		and hotels under
		renovations in the first
		quarters of 2004 and
65	11,148	2005
		Occupancy	58.0%	58.1%		(0.2)%
		ADR	$77.59	$73.58	$4.02	5.5	%
		RevPAR	$44.99	$42.72	$2.26	5.3	%
		RevPAR index	102.6%	103.2%	(0.6)	(0.6)%
		Hotels completing major
		renovations in 2003 and
21	3,013	2004
		Occupancy	69.2%	68.2%		1.5	%
		ADR	$89.97	$83.66	$6.31	7.5	%
		RevPAR	$62.24	$57.04	$5.20	9.1	%
		RevPAR index	113.9%	109.8%	4.1	3.7	%
16	1,845	Marriott Hotels
		Occupancy	67.0%	65.0%		3.0	%
		ADR	$85.80	$81.09	$4.71	5.8	%
		RevPAR	$57.48	$52.74	$4.74	9.0	%
		RevPAR index	124.5%	122.1%	2.4	2.0	%
4	777	Hilton Hotels
		Occupancy	61.0%	58.5%		4.3	%
		ADR	$94.45	$88.12	$6.33	7.2	%
		RevPAR	$57.63	$51.57	$6.07	11.8	%
		RevPAR index	99.5%	91.8%	7.7	8.4	%
		IHG Hotels less two
		hotels closed due to
46	8,956	hurricane damage
		Occupancy	59.5%	60.3%		(1.3)%
		ADR	$78.44	$74.69	$3.75	5.0	%
		RevPAR	$46.67	$45.04	$1.63	3.6	%
		RevPAR index	99.5%	101.8%	(2.3)	(2.3)%
		Other Brands and
7	1,386	Independent Hotels
		Occupancy	39.8%	45.7%		(13.1)%
		ADR	$66.02	$60.59	$5.43	9.0	%
		RevPAR	$26.25	$27.72	($1.47)	(5.3)%
		RevPAR index	74.5%	79.1%	(4.6)	(5.8)%

Lodgian, Inc.
Assets Held for Sale as of May 1, 2005

	Location	Brand	Rooms
Hotels:	Rolling Meadows, IL	Holiday Inn	420
	Austin, TX	Holiday Inn	210
	Niagara Falls, NY	Holiday Inn Select	397
	St. Louis, MO	Holiday Inn	390
	Gadsden, AL	Holiday Inn Express	141
	Metairie, LA	Quality Hotel	205
	Jekyll Island, GA	Holiday Inn	198
Land:	Mt. Laurel, NJ (374,100 square feet)